UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):             May 23, 2007

EMERGING VISION, INC.

(Exact name of Registrant as specified in its charter)

New York	001-14128	11-3096941
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Quentin Roosevelt Boulevard

Garden City, New York 11530

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:   (516) 390-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On May 23, 2007, OG Acquisition, Inc. (“OG”), a wholly-owned subsidiary of Emerging Vision Inc. (the “Company”) (OTCBB – ISEE.OB), entered into a letter of intent to acquire substantially all of the issued and outstanding stock of 757979 Ontario Inc., d/b/a The Optical Group, one of the leading optical group purchasing organizations in Canada, as well as substantially all of the assets of its affiliate, Corowl Optical Credit Services, Inc. The letter of intent is attached hereto as Exhibit 2.4 and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On May 29, 2007, the Company issued a press release announcing that, on May 23, 2007, OG had entered into a letter of intent to acquire substantially all of the issued and outstanding stock of 757979 Ontario Inc., d/b/a The Optical Group, one of the leading optical group purchasing organizations in Canada, as well as substantially all of the assets of its affiliate, Corowl Optical Credit Services, Inc. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

2.4	Letter of Intent, among OG Acquisition, Inc., 757979 Ontario Inc., d/b/a The Optical Group, Corowl Optical Credit Services, Inc. and Grant Osborne
99.1	Press Release, dated May 29, 2007, issued by Emerging Vision, Inc.

[Signature on following page]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERGING VISION, INC.

By:	/s/ Brian P. Alessi

Name: Brian P. Alessi

Title:	Chief Financial Officer

Date:	May 31, 2007